SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c- 5(d)(2))

☐ Definitive Information Statement

THAT MARKETING SOLUTION, INC.

(Name of Registrant as Specified in its Charter)

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Contact Person:

Branden T. Burningham, Esq.

Suite 205, 455 East 500 South Street

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

THAT MARKETING SOLUTION, INC.

4535 South 2300 East, Suite B

Salt Lake City, Utah  84117

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished by That Marketing Solution, Inc., a Nevada corporation (the “Company,” “we,” “our,” “us” or words of similar import) to our stockholders regarding an amendment to our Amended and Restated Articles of Incorporation.  The amendment would amend Article IV of our Amended and Restated Articles of Incorporation to increase our authorized common stock from five hundred million (500,000,000) shares to one-and-one-half billion (1,500,000,000) shares, while retaining the current par value of our authorized common shares at one-tenth of one mill ($0.0001) per share.

On November 5, 2015, this amendment to our Articles of Incorporation was unanimously adopted by written consent of our Board of Directors and our principal stockholder, Darren Lopez, who owned 256,000,000 shares of our common stock, or approximately 80.3% of our outstanding voting securities on that date (the “Majority Stockholder”).  No other votes are required or necessary to adopt this amendment to our Amended and Restated Articles of Incorporation, and none is being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval and Effective Date,” herein.

This amendment to our Amended and Restated Articles of Incorporation will be filed with the Nevada Secretary of State and will become effective on the opening of business on December 18, 2015, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.  This amendment to our Amended and Restated Articles of Incorporation is the only matter covered by our Information Statement.  A form of the Certificate of Amendment that will be filed with the Nevada Secretary of State is attached hereto as Exhibit “A.”

APPROXIMATE DATE OF MAILING: November 27, 2015.

The following constitutes the full text of the amendment to our Amended and Restated Articles of Incorporation:

ARTICLE IV

CAPITAL STOCK

Section 1.

Authorized Shares.  The aggregate number of shares which the Corporation is authorized to issue shall be one billion five hundred and fifty million (1,550,000,000), divided into classes as follows:

A.

One-and-one-half billion (1,500,000,000) shares of common stock, one-tenth of one mill ($0.0001) par value per share (the “Common Stock”);

B.

Fifty million (50,000,000) shares of preferred stock, one-tenth of one mill ($0.0001) par value per share, to be issued in series (the “Preferred Stock”).

The following is a statement of the designations, powers, preferences and rights, and the qualifications, limitations or restrictions with respect to the Preferred Stock of the Corporation.  The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series.  Authority is hereby expressly granted to the Board to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designations and relative rights, preferences, and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (2) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any, for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and (7) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board pursuant to the NRS.

REASONS FOR THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our Amended and Restated Articles of Incorporation currently authorize the issuance of up to five hundred million (500,000,000) shares of common stock having a par value of one-tenth of one mill ($0.0001) per share, and as of the close of business on November 13, 2015, which is the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Amended and Restated Articles of Incorporation, there were 356,850,042 of such shares issued and outstanding.  In 2015 we have issued certain Convertible Promissory Notes (the “Notes”) that require us to reserve a sufficient number of authorized but unissued shares of our common stock to allow for issuance of such shares upon conversion of the Notes.  Our Board of Directors and the Majority Stockholder believe that an increase in the number of our authorized shares to one-and-one-half billion (1,500,000,000) shares will provide the Company with a sufficient number of available shares for various corporate purposes, including the issuance of common stock upon conversion of the Notes, future sales of common stock and securities convertible into common stock, as well as issuances for potential acquisitions, share dividends, the granting of options or warrants or issuances under compensatory plans that we may adopt in the future.  Other than the Notes, as of the date hereof, we are not party to any agreement or arrangement by which any of the newly authorized shares will be issued.

The increase in our authorized shares of common stock may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in the Company, even though as of the record date, November 13, 2015, our Majority Stockholder owned approximately 71.7% of our outstanding voting securities.  Our ability to issue the increased number of voting securities may lead to an increase in the number of votes required in order to approve a future change in control  and may make it substantially more difficult for third parties to gain control of the Company through a tender offer, proxy contest, merger or other transaction.  The ability to prevent a change in control may deprive our stockholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that could result from a transaction of this type.  Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common stockholders.  Despite these potential anti-takeover effects, however, our Board of Directors and the Majority Stockholder believe that the financial flexibility afforded by an increase in our authorized common stock outweighs any potential disadvantages.  Our Board of Directors and the Majority Stockholder have adopted the resolutions necessary to increase our authorized shares with a view to such flexibility, and not with a view to its potential anti-takeover effects.  Our management and our Board of Directors have no present intention to use the increased number of authorized common shares for any anti-takeover purpose.

Our issuance of any additional shares of our common stock may dilute both the equity interests and the earnings per share of our existing common stockholders.  Such dilution may be substantial, depending on the number of shares issued.  The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The amendment of our Amended and Restated Articles of Incorporation to increase our authorized common shares will not have any material effect on our business operations or reporting requirements with the Securities and Exchange Commission, other than the requirement that we file a Current Report on Form 8-K with respect to such amendment.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to this amendment to our Amended and Restated Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Amended and Restated Articles of Incorporation, which is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendment to our Amended and Restated Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on November 13, 2015, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Amended and Restated Articles of Incorporation, was 356,850,042 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of November 13, 2015, regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown.  The information presented is based upon 356,850,042 outstanding shares of our common stock as of the record date of November 13, 2015.

		Number of Shares	Percentage
Name and Address	Position	Beneficially Owned	Of Class

Officers and Directors

Darren Lopez 4535 South 2300 East, Suite B Salt Lake City, Utah 84117	CEO, Treasurer, Secretary and Acting CFO	256,000,000	71.7%
	Director

Matthew Smith 4545 South 2300 East, Suite B Salt Lake City, Utah 84117	President, Director	500,000	0.1%

Directors and executive officers as a group (2 persons):		256,500,000	71.8%

Principal Stockholders:

Darren Lopez 4535 South 2300 East, Suite B Salt Lake City, Utah 84117		256,000,000	71.7%

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days.  Any securities not outstanding, which are subject to such options, warrants or conversion privileges exercisable within 60 days, are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options or warrants.  SEC Rule 13d-3 has been taken into account in the foregoing computations.

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of the Company.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Nevada Law

The Nevada Revised Statutes provide that every amendment to the Articles of Incorporation of a Nevada corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.  Article II of our Bylaws also allows such action by stockholders upon written consent of a majority of the stockholders entitled to vote on such matter.

Resolutions to effect the amendment to our Amended and Restated Articles of Incorporation were unanimously adopted by our Board of Directors and the Majority Stockholder on November 5, 2015.  The Majority Stockholder owned 80.3% of our outstanding voting securities on that date, well in excess of the required majority vote.  No other votes or consents are required or necessary to effect the amendment to our Amended and Restated Articles of Incorporation.

Effective Date of Amendment

The effective date of the amendment to our Amended and Restated Articles of Incorporation will be on the opening of business on December 18, 2015, or a date that is 21 days from the mailing of this Information Statement to our stockholders, subject to the filing of the amendment with the Nevada Secretary of State.

NOTICE

OUR BOARD OF DIRECTORS, ALONG WITH THE MAJORITY STOCKHOLDER OF OUR COMPANY, HAVE CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BY VIRTUE OF OUR MAJORITY STOCKHOLDER OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES, NO FURTHER CONSENTS, APPROVALS, VOTES OR PROXIES ARE NEEDED TO EFFECT THIS AMENDMENT UNDER NEVADA LAW, AND NONE IS REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: November 16, 2015	/s/ Darren Lopez
Darren Lopez, CEO

EXHIBIT “A”

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.  Name of corporation:

That Marketing Solution, Inc.

2.  The articles have been amended as follows:  (provide article number, if available)

Article IV of the Amended and Restated Articles of Incorporation is amended as follows:

ARTICLE IV

CAPITAL STOCK

Section 1.

Authorized Shares.  The aggregate number of shares which the Corporation is authorized to issue shall be one billion five hundred and fifty million (1,550,000,000), divided into classes as follows:

A.

One-and-one-half billion (1,500,000,000) shares of common stock, one-tenth of one mill ($0.0001) par value per share (the “Common Stock”);

B.

Fifty million (50,000,000) shares of preferred stock, one-tenth of one mill ($0.0001) par value per share, to be issued in series (the “Preferred Stock”).

The following is a statement of the designations, powers, preferences and rights, and the qualifications, limitations or restrictions with respect to the Preferred Stock of the Corporation.  The shares of Preferred Stock may be issued in one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series.  Authority is hereby expressly granted to the Board to fix, subject to the provisions herein set forth, before the issuance of any shares of a particular series, the number, designations and relative rights, preferences, and limitations of the shares of such series including (1) voting rights, if any, which may include the right to vote together as a single class with the Common Stock and any other series of the Preferred Stock with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares, (2) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative, (3) the amount or amounts payable upon such voluntary or involuntary liquidation, (4) the redemption price or prices, if any, and the terms and conditions of the redemption, (5) sinking fund provisions, if any, for the redemption or purchase of such shares, (6) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and (7) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board pursuant to the NRS.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  80.3%.

4.

Effective dated and time of filing:  (optional)  Date: __________

Time: ___________

(must not be later than 90 days after the certificate is filed)

5.  Signature:  (required)

X _________________________

Signature of Officer